Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 8 HEREOF.

Pacific Ethanol, Inc.

Amended and Restated Senior Secured Note

Note No.: [●]

Issuance Date: December 22, 2019	$[●]

FOR VALUE RECEIVED, Pacific Ethanol, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [●] or its registered assigns (“Holder”) the amount set out above (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined above) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Amended and Restated Senior Secured Note (including all Amended and Restated Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Amended and Restated Senior Secured Notes issued pursuant to that certain Note Amendment Agreement (as defined below) (collectively, the “Notes”) which Notes amend and restate in their entirety the Company’s Existing Notes (as defined below) as of the Amendment Date (as defined below). Certain capitalized terms used herein are defined in Section 19.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY (a) A SECURITY AGREEMENT DATED AS OF DECEMBER 15, 2016 AND AMENDED ON JUNE 30, 2017 (AS FURTHER AMENDED FROM TIME TO TIME, THE “SECURITY AGREEMENT”) AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE HOLDER, AND (b) THE OTHER COLLATERAL DOCUMENTS. ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS.

1. PAYMENTS OF PRINCIPAL.

1.1 Scheduled Payments. On March 31, June 30, September 30 and December 31 of each calendar year, commencing September 30, 2020, the Company shall pay to the Holder an amount in cash equal to (A) x [(B)/(C)] where (A) equals $5,000,000, (B) equals the Principal amount of this Note and (C) equals the aggregate Principal amount of all Notes (“Scheduled Principal Payments”).

1.2 Mandatory Prepayments. (a) The foregoing notwithstanding, the Company shall prepay the Principal to the Holder within five (5) Business Days after the closing of any Sale in the amounts and proportions contemplated in the Intercreditor Agreement, which shall reflect the preferences and allocations set forth in Section 2.8(a) of the CoBank ICP Credit Agreement (as in effect on the date hereof without giving effect to any subsequent amendment or supplement thereto); or on the same basis as the foregoing in the event a Sale occurs prior to the signing of the Intercreditor Agreement.

(b) The foregoing notwithstanding, the Company shall prepay the Principal to the Holder within five (5) Business Days after, by using excess proceeds from, the refinancing of (i) a portion of the CoBank Debt in the same manner as sales proceeds are treated under Section 1.2(a) above; and (ii) all of the CoBank Debt in an amount equal to fifty percent (50%) of any excess proceeds from such refinancing.

All mandatory prepayments so made shall be applied to the Scheduled Principal Payments in the direct order of maturity. Each mandatory prepayment shall be paid together with accrued and unpaid Interest on such Principal.

1.3 Voluntary Prepayments. The Company may, at its sole option, at any time prior to the Maturity Date, prepay this Note, in whole or in part, on one (1) Business Day’s prior written notice to the Holder, at a prepayment price equal to 102% of the amount of outstanding Principal so to be prepaid, together with accrued and unpaid Interest on such Principal, if any, through the date of such prepayment (collectively, the “Prepayment Premium”). For the avoidance of doubt, neither the Scheduled Principal Payments nor any mandatory prepayment shall be subject to the Prepayment Premium.

1.4 Payment on Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest and accrued and all other unpaid amounts hereunder.

1.5 Pro Rata Application. Any principal payments made pursuant to this Section 1 shall be applied pro rata to all of the Notes in accordance with the respective Principal amounts thereof.

2. PAYMENTS OF INTEREST; INTEREST RATE. Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the record Holder in arrears on March 15, June 15, September 15 and December 15 of each calendar year and ending on the repayment of the Note. All Interest paid with the respect to Holder’s Existing Note (which this Note amends and restates) prior to the Amendment Date shall be credited for purposes of determining the Interest due under this Note and all accrued and unpaid Interest outstanding under the Holder’s Existing Note immediately prior to the Amendment Date shall be accrued and unpaid Interest outstanding under this Note as of the Amendment Date. From and after the occurrence and during the continuance of any Event of Default, the applicable Interest Rate shall automatically be increased by two percent (2%) per annum above the Interest Rate otherwise applicable in accordance with the terms hereof, and all such interest shall be payable on demand. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default. Any payments made pursuant to this Section 2 shall be applied pro rata to the Notes in accordance with the respective Principal amounts thereof.

3. RIGHTS UPON EVENT OF DEFAULT.

3.1 Event of Default. Each of the following events shall constitute an “Event of Default”:

(a) (i) the Company’s failure to pay to the Holder on the Maturity Date all amounts then due and owing under the Note, including the outstanding Principal, all accrued but unpaid Interest and any other amounts which are then due and owing in accordance herewith, or (ii) the Company’s failure to pay to the Holder any amount of Principal, Interest and any other amounts required to be paid hereunder as and when due hereunder and such failure remains uncured for a period of five (5) days;

(b) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(c) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law or of any substantial part of the Company’s property or any substantial part of any Subsidiary’s property;

(d) the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(e) a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair market value in excess of $2,000,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder written evidence of such insurance coverage or indemnity (which evidence shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity prior to the later of (i) thirty (30) days after the issuance of such Judgment or (ii) any requirement to pay such Judgment;

(f) the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $2,000,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $2,000,000, which breach or violation results in the acceleration of amounts due thereunder or permits the other party thereto to accelerate amounts due thereunder;

(g) (i) any breach or failure in any respect by the Company to comply with any provision of Section 5.14 of this Note, or (ii) any breach or failure in any respect by the Company to comply with any provision of this Note or any other Transaction Document for thirty (30) days after delivery to the Company of notice of such breach or failure by or on behalf of a Secured Party (as defined in the Security Agreement) or the Agent (as defined in the Security Agreement) or thirty (30) days after an officer of the Company has knowledge of such breach or failure, unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure the same in a timely manner;

(h) any Material Adverse Change occurs (other than any Excluded Event) and is not otherwise cured within thirty (30) days of written notice thereof by the Required Holders;

(i) any provision of any Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof) ceases to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party, or any Lien created by the Security Agreement ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted thereunder or thereunder;

(j) any Fundamental Transaction occurs without the prior written consent of the Required Holders;

(k) any Event of Default (as defined in the Security Agreement) occurs with respect to the Security Agreement;

(l) any Event of Default (as defined in any of the other Notes) occurs;

(m) a Default (as defined in the Waiver Agreement) occurs under the Waiver Agreement;

(n) any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Company herein or in any other Transaction Document proves to have been false or misleading in any material respect on or as of the date made or deemed made; or

(o) any Subordinated Indebtedness ceases for any reason to be validly subordinated to the Indebtedness evidenced by this Note, or the Company, any Subsidiary or any holder thereof (or its trustee or agent) so asserts.

Upon the occurrence of an Event of Default with respect to any Note, the Company shall promptly deliver written notice thereof via facsimile, electronic mail and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

Notwithstanding anything to the contrary set forth above or elsewhere herein, the following Indebtedness and obligations, and any defaults with respect thereto, shall not constitute an Event of Default under Section 3.1(f) above: (i) any payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP and, with respect to any subsidiary, such default is otherwise resolved in a manner which does not result in a Material Adverse Change; and (ii) with respect to any Subsidiary, any default with respect to a non-recourse obligation and such default does not otherwise result in a Material Adverse Change.

3.2 If an Event of Default (other than an Event of Default specified in Section 3.1(b), (c) or (d) above) occurs, then the Holder may, by written notice to the Company, declare this Note to be forthwith due and payable, as to Principal, Interest, the Prepayment Premium and any other amounts due hereunder, whereupon this Note shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. If any Event of Default specified in Section 3.1(b), (c) or (d) above occurs, the Principal of, accrued Interest, Prepayment Premium, and all other amounts on this Note and any other amounts due hereunder shall automatically forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

3.3 If any Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of Principal, Interest, the Prepayment Premium, and any other amounts due under this Note or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the holder of this Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

3.4 Without limiting the generality of the foregoing, it is understood and agreed that, if the Notes are accelerated or otherwise become due prior to the Maturity Date, in each case, in respect of any Event of Default (including, but not limited to, upon the occurrence of a bankruptcy or insolvency event (including the acceleration of claims by operation of law)), the Prepayment Premium shall constitute part of the obligations due with respect to this Note, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the Company and the Holder as to a reasonable calculation of the Holder’s lost profits and damages as a result thereof. Any Prepayment Premium shall be presumed to be the liquidated damages sustained by the Holder as the result of the repayment, and the Company agrees that it is reasonable under the circumstances currently existing. The Prepayment Premium shall also be payable in the event this Note is satisfied or released by foreclosure (whether or not by power of judicial proceeding), deed in lieu of foreclosure, court order or by any other means. THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made; (C) no portion of the Prepayment Premium represents unmatured interest within the meaning of 11 U.S.C. §502(b)(2); (D) there has been a course of conduct between the Holder and the Company giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (E) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the Prepayment Premium to Holders as herein described is a material inducement to the Holder to enter into or otherwise accept this Note.

4. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5. COVENANTS. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms:

5.1 Rank. All payments due under this Note (a) shall rank pari passu with all other Notes and (b) shall be senior to all other Indebtedness of the Company (excluding any other Permitted Indebtedness of the Company).

5.2 Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries and Excluded Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by the Notes and (ii) Permitted Indebtedness).

5.3 Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries and Excluded Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Company or any of its Subsidiaries or Excluded Subsidiaries (collectively, “Liens”) other than Permitted Liens.

5.4 Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Payments with respect to any Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness, if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

5.5 Restriction on Redemption and Dividends. Except for any Permitted Distributions, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or pay any dividend or distribution of cash or other assets on any of its capital stock (excluding any Common Stock stock split applicable to all common stockholders) without the prior express written consent of the Required Holders.

5.6 Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that are in the ordinary course of their respective businesses and conducted as an arms-length, good faith transaction with a third party, and, after giving effect thereto, would not result in a Material Adverse Change, (ii) sales of product, inventory or receivables in the ordinary course of business and conducted as an arms-length, good faith transaction with a third party, (iii) Permitted Payments, or (iv) any Sale.

5.7 Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose in any material respect.

5.8 Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

5.9 Maintenance of Properties, Etc. The Company shall maintain and preserve in all material respects, and cause each of its Subsidiaries to maintain and preserve in all material respects, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

5.10 Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

5.11 Investments in Subsidiaries. Except for any Permitted Investments, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any Excluded Subsidiary.

5.12 Delivery of Financial Statements; Information. If the Company is no longer required to file with the Securities and Exchange Commission (the “SEC”) quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, so long as any Principal or Interest is outstanding under this Note, the Company shall furnish to the Holder such reports within the timeframe it would be required to file them with the SEC in substantially the form as would be required to be filed with the SEC if it were required to do so. The Company shall furnish such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its subsidiaries as the Holder may reasonably request.

5.13 Transactions with Affiliates. The Company shall not, and the Company shall cause each of its Subsidiaries not to, directly or indirectly, enter into or be a party to any transaction, including any purchase, sale, lease, exchange or transfer of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is on fair and reasonable terms and conditions no less favorable to Company or the relevant Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person.

5.14 Modification of Certain Documents; Organizational Form. The Company shall not permit (i)(a) the organizational documents of the Company, including the Certificate of Designations, to be amended or modified in any way (including, without limitation, permitting dividends or distributions with respect to the capital stock of the Company or conflicting with the terms of the Waiver Agreement), but excluding any forward or reverse Common Stock stock split applicable to all common stockholders, or (b) the Waiver Agreement to be amended or modified in any way.

5.15 Waiver Agreement. Use commercially reasonable efforts to have all holders of Series B Stock execute the Waiver Agreement which shall, in any event, be executed by the required holders of Series B Stock on or prior to December 31, 2019.

5.16 Post-Closing Obligations. Within 30 days after the Issuance Date, the Company shall deliver to the Holder the following documents, each in form and substance reasonably satisfactory to the Holder: (i) the Collateral Documents with respect to the Western Assets, in each case providing for a first-priority, secured and perfected Lien on all of the Western Assets in favor of the Holder; (ii) the Collateral Documents with respect to all other collateral of CoBank (as defined and described in the CoBank Debt Documents) in the assets of the Company and its Subsidiaries, (iii) the Intercreditor Agreement, and (iv) any related amendments required to the Notes or the other Transaction Documents as reasonably determined by the Holder.

5.17 Sales of Western Assets. Without the prior written consent of the Required Holders, the Company shall not, and shall not permit any Subsidiary to, effectuate a Sale of any Western Asset. Holder shall not unreasonably withhold, condition or delay its consent to any such Sale, and Holder hereby agrees to reasonably cooperate with the Company and its Subsidiaries and the proposed purchaser with respect to any Sale of any Western Asset.

6. AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be modified or amended without the prior written consent of the Required Holders and the Company and upon such due modification or amendment, such modification or amendment shall apply to all of the Notes; provided, however, that (a) no such modification or amendment shall, without the consent of the Holder hereunder, change the stated maturity date of this Note, or reduce the principal amount hereof, or reduce the rate or extend the time of payment of any interest hereon, or reduce any amount payable on redemption or prepayment hereof, impair or affect the right of the Holder to receive payment of principal of, and interest on, the Notes or to institute suit for payment thereof, or impair or affect the right of the Holder to receive any other payment provided for under this Note, or change the definition of Required Holders, or change the pro rata sharing provisions of this Note and (b) the Holder hereunder may waive, reduce or excuse, or forbear from the exercise of any rights and remedies with respect to, any Event of Default under this Note without notice to or the consent of any holder of any of the Notes.

7. TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder in whole or in part, subject only to the provisions of the restrictive legend set forth at the top of the first page of this Note; provided that, so long as no Event of Default has occurred and is continuing, any such sale, assignment or transfer shall be subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that any partial offer, sale, assignment or transfer of this Note shall be in a principal amount not less than $500,000.

8. REISSUANCE OF THIS NOTE.

8.1 Transfer. If this Note is to be transferred as permitted under Section 7 above, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8.3), registered as the Holder may request.

8.2 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8.3) representing the outstanding Principal.

8.3 Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal and Interest of this Note, from the Issuance Date.

9. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note or any other Transaction Document. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

10. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

11. CONSTRUCTION; HEADINGS; RESTATEMENT.

11.1 Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

11.2 Restatement. This Note amends, restates and supersedes the Existing Note(s) previously issued in favor of the Holder, with the obligations under the Existing Note(s) of the Holder being deemed continuing obligations amended and restated in their entirety by this Note. This Note shall not be deemed to be a novation of the obligations under any Existing Note.

12. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

13. NOTICES; CURRENCY; PAYMENTS.

13.1 Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.5 of the Note Amendment Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

13.2 Currency. All principal, interest and other amounts owing under this Note that, in accordance with the terms hereof, are paid in cash shall be paid in U.S. dollars. All amounts denominated in other currencies shall be converted to the U.S. dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Note, the U.S. dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

13.3 Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day, with interest accruing until paid.

14. DISCLOSURE.

14.1 In connection with information that is either required or permitted to be disclosed to the Holder in such Holder’s capacity as the holder of this Note, on the date such information is to be disclosed, the Company may provide the Holder with such information; provided either that (i) such information does not contain Non-Public Information, or (ii) if such information does contain Non-Public Information, such information is Consented Information (as defined below).

14.2 If any such information to be disclosed contains Non-Public Information, the Company shall provide to the Holder a written notice (which notice shall, for the avoidance of doubt, not contain or constitute Non-Public Information), containing the following information: (A) a statement as to whether the information is required to be disclosed under the terms of this Note, (B) if the information is not so required to be disclosed, a statement that the Company or other applicable Person desires voluntarily to disclose such information, (C) a general description of such information (which description shall not include, and shall not constitute, Non-Public Information), (D) a statement as to whether the Holder is required or permitted to take some specific action as a lender under this Note, (E) a statement that such information contains Non-Public Information, and (F) a statement seeking the consent of the Holder to receive such Non-Public Information. Within two (2) Business Days of the date of the notice contemplated in the preceding sentence, the Holder shall advise the Company in writing whether it consents to the receipt of such Non-Public Information (any information for which such consent is provided, “Consented Information”).

14.3 In the event any Non-Public Information is provided to the Holder by the Company, the Company shall promptly and in compliance with applicable law publicly disclose such Non-Public Information on a Current Report on Form 8-K or otherwise, within four (4) Business Days of (or such other period of time as may be expressly agreed to in writing by the Investor and the Company in connection with such disclosure) the disclosure thereof to the Holder (provided that the Company shall provide the Holder a draft of each such Form 8-K at least two (2) Business Days prior to filing thereof). If the Company fails to disclose any Non-Public Information in accordance with the immediately preceding sentence, the Holder may publicly disclose such information by issuing a press release containing such information, or otherwise, within one Business Day of providing Notice to the Company of such intended disclosure. The Holder shall have no liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

14.4 In no event shall the Company intentionally provide the Holder with any Non-Public Information without the prior written consent of the Holder. In the absence of any written notice that information provided by the Company contains Non-Public Information, the Holder may presume that such information (including the notice of such information) does not constitute Non-Public Information.

15. CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (a) this Note shall automatically be deemed canceled without any action by or notice to Holder or Company and (b) the Holder shall promptly mark this Note as cancelled, shall promptly surrender this Note to the Company and this Note shall not be reissued.

16. WAIVER OF NOTICE. Except for the notices specifically required by this Note or any other Transaction Document, to the extent permitted by applicable law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Additional Purchase Agreement.

17. GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

18. MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

19. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

19.1 “Additional Notes” means those certain Senior Secured Notes in the aggregate original principal amount of $13,948,078 issued pursuant to the Additional Purchase Agreement on June 26, 2017, which Senior Secured Notes are being replaced by this Note and the other Notes.

19.2 “Additional Purchase Agreement” means the Note Purchase Agreement, dated as of June 30, 2017, by and among the Company and the “Investors” (as defined therein) as amended, restated or otherwise modified from time to time.

19.3 “Amendment Date” means the effective date of the Note Amendment Agreement.

19.4 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

19.5 “Certificate of Designations” means the Company’s Certificate of Designations, Powers, Preferences, and Rights of the Series B Cumulative Convertible Preferred Stock.

19.6 “CoBank” means CoBank, ACB, a federally-chartered instrumentality of the United States.

19.7 “CoBank Debt” means all indebtedness for borrowed money and all obligations of the Company and its Subsidiaries, including for the payment of principal, interest, fees, expenses, indemnities, premium, and any other amounts due under (i) the CoBank ICP Credit Agreement (the “ICP Debt”), and (ii) the CoBank Pekin Credit Agreement (the “Pekin Debt”).

19.8 “CoBank Debt Documents” means all loan, security, and guarantee documents entered into among the Company and its Subsidiaries and CoBank pursuant to (i) that certain Credit Agreement dated as of September 15, 2017 between Illinois Corn Processing, LLC, Compeer Financial, PCA, as lender, and CoBank, as cash management provider and agent (the “CoBank ICP Credit Agreement”); and (ii) that certain Credit Agreement dated as of December 15, 2016 among Pacific Ethanol Pekin, LLC, as the borrower, Compeer Financial, PCA, as the lender, and CoBank, ACB, as the agent, each such document as further amended, restated or modified in its entirety and in effect on the date hereof (“CoBank Pekin Credit Agreement”).

19.9 “Collateral Documents” mean all documents, filings, certificates, and other agreements which grant the Holder, or its agent, a security interest to secure the obligations owing under this Note.

19.10 “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

19.11 “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

19.12 “Excluded Events” means (i) changes in the national or world economy or financial markets as a whole, (ii) changes in general economic conditions taken as a whole that affect the industries in which the Company and its Subsidiaries conduct their business, (iii) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to the declaration of a national emergency or war, or any earthquakes, hurricanes or other natural disasters, and (iv) any financial statement impact of the transactions contemplated by the Transaction Documents.

19.13 “Excluded Subsidiaries” means Kinergy Marketing LLC, Pacific Ag. Products, LLC, Pacific Ethanol Development, LLC, Pacific Ethanol Central, LLC, Pacific Ethanol Pekin, Inc., Pacific Ethanol Canton, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC and Pacific Aurora, LLC and each of their respective direct and indirect subsidiaries.

19.14 “Existing Notes” means collectively, the Initial Notes, the Additional Notes and the PIK Notes previously issued and outstanding as of immediately prior to the restatement thereof by the issuance of the Notes.

19.15 “Fundamental Transaction” means that (A) excluding a Sale not prohibited by the Intercreditor Agreement, the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a securities purchase or business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

19.16 “GAAP” means United States generally accepted accounting principles, consistently applied.

19.17 “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, encumbrance, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

19.18 “Initial Notes” means those certain Senior Secured Notes in the aggregate original principal amount of $55,000,000 issued pursuant to the Initial Purchase Agreement on December 15, 2016.

19.19 “Initial Purchase Agreement” means the Note Purchase Agreement, dated as of December 12, 2016, by and among the Company and each “Investor” (as defined therein) as amended, restated or otherwise modified from time to time.

19.20 “Intercreditor Agreement” means that certain Intercreditor Agreement to be entered into among the Holder, other Noteholders as defined in the Note Amendment Agreement, CoBank, and acknowledged and agreed by the Company, as contemplated by Section 5.16.

19.21 “Interest Rate” means a rate per annum equal to 15%. The “Interest Rate” shall in all cases be subject to adjustment as set forth in Section 2.

19.22 “Material Adverse Change” means any set of circumstances or events which occur, arise or otherwise take place from and after the Issuance Date which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business properties, assets, financial condition, results of operations or prospects of the Company or the Company and any of Subsidiaries on a collective basis, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company to duly and punctually pay or perform any its obligations under this Note or any other Transaction Document, or (d) materially impairs or could reasonably be expected to materially impair the ability of Holder or, in the case of the Security Agreement, the Agent (as defined therein), to the extent permitted, to enforce its legal rights and remedies pursuant to this Note or any other Transaction Document.

19.23 “Maturity Date” shall mean December 15, 2021.

19.24 “Non-Public Information” means material, non-public information relating to the Company.

19.25 “Note Amendment Agreement” means the Senior Secured Note Amendment Agreement, dated as of December 22, 2019, by and among the Company, the Holder and the other holders of Existing Notes, as amended, restated or otherwise modified from time to time.

19.26 “Permitted Distributions” means (a) dividends by Subsidiaries of the Company to the Company or other Subsidiaries of the Company, and (b) current quarterly dividends in an amount not to exceed the lesser of (i) fifteen percent (15%) of the amount otherwise required to be paid by the Company with respect to the Company’s Series B Cumulative Convertible Preferred Stock (the “Series B Stock”) pursuant to the Certificate of Designations and any other organizational documents of the Company in effect on the Issuance Date, or (ii) the amount required to be paid to all holders of the Series B Stock who did not execute the Waiver Agreement; provided, that Company may accrue, but not pay, current quarterly dividends with respect to the Series B Stock held by holders who executed the Waiver Agreement. For the avoidance of doubt, to the extent that payment thereof is in the form of Common Stock, payment of previously accrued and unpaid dividends with respect to the Company’s Series B Cumulative Convertible Preferred Stock outstanding as of the Issuance Date shall be deemed to be “Permitted Distributions”.

19.27 “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes; (ii) Indebtedness of any Excluded Subsidiary, (iii) any Indebtedness secured by a Permitted Lien (other than Indebtedness referred to in clause (iv) of the definition of “Permitted Lien”), (iv) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of ten percent (10%) per annum (collectively, the “Subordinated Indebtedness”); provided, that in the aggregate outstanding at any time, such Subordinated Indebtedness does not exceed $30,000,000, (v) Indebtedness of the Company or any of its Subsidiaries and Excluded Subsidiaries existing on the Issuance Date (including up to the full stated current amount that may be available under any revolving credit facility existing as of the Issuance Date), and (vi) such other trade and operating Indebtedness incurred in the ordinary course of business by the Company (including any of the Company’s Subsidiaries and Excluded Subsidiaries), including without limitation, unsecured trade debt, financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided that in the aggregate outstanding at any time, such Indebtedness does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company’s most recent publicly filed Form 10-K or 10-Q reports. Notwithstanding the foregoing, additional Indebtedness of any Excluded Subsidiary (excluding Kinergy Marketing, LLC, Pacific Ag. Products, LLC and Pacific Ethanol Development, LLC) incurred after the Issuance Date, except pursuant to an arms-length, good faith refinancing in full of either the ICP Debt or the Pekin Debt, or both, shall not constitute Permitted Indebtedness (except up to the full stated amount that may be available under any revolving credit facility existing as of the Issuance Date, which shall be Permitted Indebtedness).

19.28 “Permitted Investments” means (i) investments existing on the date hereof, and (ii) additional investments in the Excluded Subsidiaries that in the aggregate outstanding at any time do not exceed $20,000,000 to the extent the Company in good faith determines that such investments are necessary to ensure the Excluded Subsidiaries have sufficient funds to operate and pay their respective debts and obligations as and when due. Any reinvestment by the Company of any proceeds of any Sale (after payment of the applicable required mandatory prepayment with respect to such Sale) shall be permitted and included in the calculation of the foregoing investment limitation; provided, that (a) if an event constituting an Event of Default has occurred and is continuing or (B) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing, the Company shall not be permitted to make such additional investments under clause (ii). For the avoidance of doubt, an investment of Sale proceeds in any Excluded Subsidiary necessary to effectuate the allocation of Sale proceeds contemplated in Section 1.2 shall be excluded from the calculation of the foregoing investment limitation.

19.29 “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing financing obtained in the ordinary course of the Company’s operations, including financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided, that (A) such Liens are solely upon and confined solely to the equipment, unearned insurance premiums or other asset or assets being acquired by such financing and (B) in the aggregate, the Indebtedness secured by such liens does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company’s most recent publicly filed Form 10-K or 10-Q reports, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) any existing Lien on the assets or properties of the Excluded Subsidiaries, (vii) any additional Lien on the assets or properties of any Excluded Subsidiary (excluding Kinergy Marketing, LLC, Pacific Ag. Products, LLC and Pacific Ethanol Development, LLC, which are covered below) pursuant to an arms-length, good faith refinancing in full of either the ICP Debt or the Pekin Debt, or both, (viii) any second-priority Lien of CoBank on the assets or properties of the Western Assets, subject to the terms of the Intercreditor Agreement; and (ix) any additional Lien on the assets or properties of Kinergy Marketing, LLC, Pacific Ag. Products, LLC or Pacific Ethanol Development, LLC.

19.30 “Permitted Payments” means any payments, distributions or transfers with respect to (i) any Permitted Indebtedness (in the case of Subordinated Indebtedness, to the extent permitted by the relevant subordination or intercreditor agreement) and (ii) any Permitted Distributions.

19.31 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

19.32 “PIK Notes” means those certain Senior Secured Notes in the aggregate principal amount of $1,185,177.53 issued pursuant to the Senior Secured Note Amendment Agreement No. 1 on December 16, 2019.

19.33 “Required Holders” means the holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Company or any of its Subsidiaries).

19.34 “Sale” means (i) the sale of an ownership interest in or any assets of PEC (whether an ownership sale or an asset sale by any of its Subsidiaries, including Illinois Corn Processing, LLC, a Delaware limited liability company and Pacific Aurora, LLC, a Delaware limited liability company, and including any net cash proceeds from any seller carryback note in connection with any such sale); and (ii) any sale of the facilities owned directly or indirectly by PE Op Co., a Delaware corporation, and/or Pacific Ethanol West, LLC, a Delaware limited liability company (the “Western Assets”) (including any ownership interests therein of the Company or any of its Subsidiaries).

19.35 “Senior Secured Note Amendment Agreement No. 1” means the Senior Secured Note Amendment Agreement No. 1, dated as of December 16, 2019, by and among the Company and each “Noteholder” (as defined therein) as amended, restated or otherwise modified from time to time.

19.36 “Subsidiary” means any Person in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person; provided that, for purposes of this Note, the term “Subsidiary” shall expressly exclude the Excluded Subsidiaries.

19.37 “Transaction Documents” means the Notes, the Security Agreement, the Collateral Documents and the Note Amendment Agreement, together with any amendments, restatements, extensions or other modifications thereto.

19.38 “Voting Stock” means voting equity interests.

19.39 “Waiver Agreement” means that certain Letter Agreement to be entered into by and among certain holders of the Series B preferred stock and the Company on or prior to December 31, 2019 in a form reasonably satisfactory to Holder.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the first date set forth above.

PACIFIC ETHANOL, INC.

By:
	Name:	Bryon T. McGregor
	Title:	Chief Financial Officer